EXHIBIT 99(e)

                          PRESS RELEASE


FOR IMMEDIATE RELEASE
FRIDAY
SEPTEMBER 28, 1994

CONTACT PERSON:     STACY DUCKETT
                    DIRECTOR, CORPORATE COMMUNICATIONS
                    (501) 688-8229

          TCBY ENTERPRISES, INC. ANNOUNCES PROMOTION OF
              JOHN ROGERS TO SENIOR VICE PRESIDENT


LITTLE ROCK, AR - SEPTEMBER 23, 1994 - TCBY ENTERPRISES, INC. (NYSE:TBY) has announced that John Rogers has been promoted to Senior Vice President, Information Systems and Corporate Controller, for the Company. Mr. Rogers' primary responsibilities will involve Management Information Systems, budgeting, SEC compliance and overall financial compliance of the Company.

Mr. Rogers has been with the Company for eight years.

Mr. Rogers received his undergraduate degree in accounting and data proces sing from the University of Southern Mississippi. He holds a CPA certification.

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